Exhibit 99.1

    FOR IMMEDIATE RELEASE

    Monday, February 8, 2010

Media General Announces Pricing of Private Offering of Senior Secured Notes

Richmond, Va. – Media General, Inc. (NYSE: MEG) has priced its previously announced private offering of senior secured notes due 2017.

The face value of the Notes is $300 million with an interest rate of 11  3/4%. The Notes were priced at 97.690% of face value, resulting in a yield to maturity of 12  1/4%.

The Notes are being made available in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), with closing expected to occur on February 12, 2010, subject to satisfaction of closing conditions contained in the purchase agreement with the initial purchasers.

Media General intends to use the net proceeds from the offering to repay borrowings outstanding under its existing revolving credit facility.

The Notes are being offered only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. There can be no assurance that the Notes offering will close on the terms described herein or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there by any sale of the Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

Certain statements in this press release are forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate,” “expect,” “believe,” “intend,” “plan” and “estimate” and similar expressions as they relate to us or our management, are intended to identify forward-looking statements. Such statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors. Any forward-looking statement speaks only as of the date of this press release and, except to the extent required by applicable securities laws, Media General expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any changes in events. If Media General does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or any other forward-looking statements.

About Media General

Media General is a leading provider of news, information and entertainment across multiple media platforms, serving consumers and advertisers in strong local markets, primarily in the Southeastern United States. Media General’s operations are organized in five geographic market segments and a sixth segment that includes interactive advertising services and certain other operations. The company’s operations include 18 network-affiliated television stations and their associated Web sites, three metropolitan and 20 community newspapers and their associated Web sites, and more than 200 specialty publications that include weekly newspapers and niche publications targeted to various demographic, geographic and topical communities of interest. Many of the company’s specialty publications have associated Web sites. Media General additionally operates three interactive advertising services companies: Blockdot, which specializes in interactive entertainment and advergaming technologies; DealTaker.com, a coupon and shopping Web site; and NetInformer, a leading provider of wireless media and mobile marketing services.